Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	eric.boyer@ihs.com

IHS Inc. Reports Second Quarter 2015 Results; Announces $500 Million Share Repurchase Program

ENGLEWOOD, Colo. (June 23, 2015) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the second quarter ended May 31, 2015.

•	Revenue of $591 million, up 4 percent from the prior-year period

•	Total organic revenue growth of 1 percent, with 5 percent subscription organic revenue growth

•	Adjusted EBITDA of $185 million, up 7 percent from the prior-year period

•	Adjusted earnings per diluted share (Adjusted EPS) of $1.50, up 2 percent from the prior-year period

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Second Quarter and Year-to-Date 2015 Financial Performance

	Three months ended May 31,		Change		Six months ended May 31,		Change
(in thousands, except percentages and per share data)	2015	2014	$	%	2015	2014	$	%
Revenue	$591,407	$568,008	$23,399	4%	$1,137,668	$1,092,466	$45,202	4%

Net income	$50,952	$55,492	$(4,540)	(8)%	$90,472	$87,914	$2,558	3%
Adjusted EBITDA	$185,096	$172,733	$12,363	7%	$354,391	$328,908	$25,483	8%

GAAP EPS	$0.74	$0.81	$(0.07)	(9)%	$1.31	$1.28	$0.03	2%
Adjusted EPS	$1.50	$1.47	$0.03	2%	$2.85	$2.75	$0.10	4%

Cash flow from operations	$146,246	$221,113	$(74,867)	(34)%	$334,284	$374,974	$(40,690)	(11)%
Free cash flow	$116,020	$194,687	$(78,667)	(40)%	$265,246	$323,938	$(58,692)	(18)%

“I am pleased to be back once again in the CEO role at IHS,” said Jerre Stead, IHS chairman and chief executive officer. “This company has always had tremendous people and assets, and we have immense opportunity to better capture the full potential from them.”

“We continue to see strength in our Industrials product offerings growth, offset by lower Resources revenue as a result of market pressure in our energy product offerings,” said Todd Hyatt, IHS chief financial officer. “Despite the macro industry situation, we like our energy assets and are encouraged by the resiliency of the subscription business, which we expect will deliver flat sales in an environment where energy spend has been significantly reduced.”

Second Quarter and Year-to-Date 2015 Revenue Performance

Second quarter 2015 revenue increased 4 percent compared to the second quarter of 2014, and year-to-date 2015 revenue increased 4 percent compared to the same period in 2014. The components of revenue growth are described below by segment and in total.

	Change in revenue
	Second quarter 2015 vs. second quarter 2014			Year-to-date 2015 vs. year-to-date 2014
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Organic	Acquisitive	Foreign Currency
Americas	1%	7%	(1)%	1%	5%	(1)%
EMEA	1%	2%	(5)%	1%	2%	(4)%
APAC	(2)%	6%	(2)%	2%	7%	(2)%
Total	1%	6%	(2)%	1%	5%	(2)%

The subscription-based business grew 5 percent organically in the second quarter of 2015 compared to the same period of 2014, as described in the following table.

	Three months ended May 31,		Percent change		Six months ended May 31,		Percent change
(in thousands, except percentages)	2015	2014	Total	Organic	2015	2014	Total	Organic
Subscription revenue	$459,681	$426,346	8%	5%	$907,488	$843,720	8%	6%
Non-subscription revenue	131,726	141,662	(7)%	(12)%	230,180	248,746	(7)%	(13)%
Total revenue	$591,407	$568,008	4%	1%	$1,137,668	$1,092,466	4%	1%

Second Quarter and Year-to-Date 2015 Segment Performance

Segment results were as follows:

•
Americas. Second quarter revenue for Americas increased $25 million, or 7 percent, to $402 million, and included 6 percent organic growth for the subscription-based business. Second quarter Adjusted EBITDA for Americas increased $7 million, or 5 percent, to $143 million. Second quarter operating income for Americas decreased $7 million, or 8 percent, to $86 million.

Year-to-date revenue for Americas increased $41 million, or 6 percent, to $768 million. Year-to-date Adjusted EBITDA for Americas increased $13 million, or 5 percent, to $271 million. Year-to-date operating income for Americas decreased $12 million, or 7 percent, to $160 million.

•
EMEA. Second quarter revenue for EMEA decreased $2 million, or 2 percent, to $137 million, and included 3 percent organic growth for the subscription-based business. Second quarter Adjusted EBITDA for EMEA was largely unchanged at $40 million. Second quarter operating income for EMEA decreased $3 million, or 8 percent, to $32 million.

Year-to-date revenue for EMEA decreased $2 million, or 1 percent, to $264 million. Year-to-date Adjusted EBITDA for EMEA increased $3 million, or 4 percent, to $75 million. Year-to-date operating income for EMEA decreased $2 million, or 4 percent, to $57 million.

•
APAC. Second quarter revenue for APAC increased $1 million, or 1 percent, to $53 million, and included 4 percent organic growth for the subscription-based business. Second quarter Adjusted EBITDA for APAC increased $2 million, or 13 percent, to $15 million. Second quarter operating income for APAC increased $1 million, or 6 percent, to $14 million.

Year-to-date revenue for APAC increased $6 million, or 7 percent, to $106 million. Year-to-date Adjusted EBITDA for APAC increased $4 million, or 17 percent, to $29 million. Year-to-date operating income for APAC increased $2 million, or 7 percent, to $25 million.

Share Repurchase Programs

IHS has completed its previously announced $100 million share repurchase program, and today announced that its board of directors has approved a new program to repurchase up to $500 million of IHS Class A common stock. IHS may repurchase shares in open market purchases or through privately negotiated transactions in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended, subject to market conditions, applicable legal requirements and other relevant factors. The repurchase program does not obligate IHS to repurchase any set dollar amount or number of shares and is scheduled to expire on November 30, 2017, but may be suspended at any time at the company's discretion. The amount authorized under the new share repurchase program includes share repurchases of our Class A common stock associated with minimum statutory tax withholdings for employee equity award vests, as previously disclosed and approved by our board of directors.

“Our share repurchase programs demonstrate our continued confidence in the IHS strategy of delivering long-term profitable growth and our commitment to delivering value to our shareholders,” said Stead.

Outlook (forward-looking statement)

For the year ending November 30, 2015, IHS raises guidance as follows:

•	Revenue in a range of $2.30 billion to $2.34 billion, including 5-6 percent subscription organic growth and negative non-subscription organic growth;

•	Adjusted EBITDA in a range of $725 million to $740 million; and

•	Adjusted EPS in a range of $5.80 to $6.00 per diluted share.

Additionally, for the year ending November 30, 2015, IHS expects:

•	Depreciation expense to be approximately $85-90 million;

•	Amortization expense related to acquired intangible assets to be approximately $145-150 million;

•	Net interest expense to be approximately $73-77 million; and

•	Stock-based compensation expense to be approximately $135-145 million.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss second quarter 2015 results on June 23, 2015, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS Forward-Looking Statements:
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” "estimate," "expect," “continue,” "strategy," "future," "likely," "may," “might,” "should," "will," the negative of these terms and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to net income, net income per share, and expected operating results, such as revenue growth and earnings.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to manage system failures, capacity constraints, and cyber risks; our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services; our ability to successfully identify and integrate acquisitions into our existing businesses and manage risks associated therewith; our ability to satisfy our debt obligations and our other ongoing business obligations; and the other factors described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS Inc. (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 150 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs about 8,800 people in 32 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2015 IHS Inc. All rights reserved.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	May 31, 2015	November 30, 2014
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$225,879	$153,156
Accounts receivable, net	365,265	421,374
Income tax receivable	—	2,283
Deferred subscription costs	62,747	51,021
Deferred income taxes	71,288	81,780
Other	70,490	60,973
Total current assets	795,669	770,587
Non-current assets:
Property and equipment, net	316,999	301,419
Intangible assets, net	1,129,553	1,091,109
Goodwill	3,426,282	3,157,324
Other	24,326	27,991
Total non-current assets	4,897,160	4,577,843
Total assets	$5,692,829	$5,348,430
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$36,001	$36,257
Accounts payable	52,116	52,245
Accrued compensation	60,545	101,875
Accrued royalties	32,327	37,346
Other accrued expenses	118,956	131,147
Income tax payable	7,772	—
Deferred revenue	680,863	596,187
Total current liabilities	988,580	955,057
Long-term debt	2,093,091	1,806,098
Accrued pension and postretirement liability	27,867	29,139
Deferred income taxes	362,285	347,419
Other liabilities	57,852	51,171
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 70,000,939 and 69,391,577 shares issued, and 68,428,175 and 68,372,176 shares outstanding at May 31, 2015 and November 30, 2014, respectively	700	694
Additional paid-in capital	985,796	956,381
Treasury stock, at cost: 1,572,764 and 1,019,401 shares at May 31, 2015 and November 30, 2014, respectively	(173,396)	(105,873)
Retained earnings	1,505,541	1,415,069
Accumulated other comprehensive loss	(155,487)	(106,725)
Total stockholders’ equity	2,163,154	2,159,546
Total liabilities and stockholders’ equity	$5,692,829	$5,348,430

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2015	2014	2015	2014
Revenue	$591,407	$568,008	$1,137,668	$1,092,466
Operating expenses:
Cost of revenue (includes stock-based compensation expense of $1,444; $1,511; $2,858; and $3,371 for the three and six months ended May 31, 2015 and 2014, respectively)	228,903	224,945	443,849	437,870
Selling, general and administrative (includes stock-based compensation expense of $32,900; $34,521; $64,976; and $76,625 for the three and six months ended May 31, 2015 and 2014, respectively)	210,480	203,644	406,418	401,360
Depreciation and amortization	58,910	49,142	114,829	98,779
Restructuring charges	7,369	860	21,653	4,035
Acquisition-related costs	301	77	477	1,017
Net periodic pension and postretirement expense	497	2,834	993	5,670
Other expense (income), net	2,018	(267)	1,094	1,308
Total operating expenses	508,478	481,235	989,313	950,039
Operating income	82,929	86,773	148,355	142,427
Interest income	180	235	340	486
Interest expense	(17,454)	(14,610)	(34,448)	(29,855)
Non-operating expense, net	(17,274)	(14,375)	(34,108)	(29,369)
Income from continuing operations before income taxes	65,655	72,398	114,247	113,058
Provision for income taxes	(14,703)	(16,906)	(23,775)	(25,144)
Net income	$50,952	$55,492	$90,472	$87,914

Basic earnings per share	$0.74	$0.81	$1.32	$1.29
Weighted average shares used in computing basic earnings per share	68,802	68,216	68,752	68,015

Diluted earnings per share	$0.74	$0.81	$1.31	$1.28
Weighted average shares used in computing diluted earnings per share	69,111	68,697	69,258	68,730

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended May 31,
	2015	2014
Operating activities:
Net income	$90,472	$87,914
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	114,829	98,779
Stock-based compensation expense	67,834	79,996
Impairment of assets	1,243	—
Excess tax benefit from stock-based compensation	(5,193)	(10,327)
Net periodic pension and postretirement expense	993	5,670
Pension and postretirement contributions	(2,285)	(1,650)
Deferred income taxes	(3,944)	28,907
Change in assets and liabilities:
Accounts receivable, net	67,628	38,871
Other current assets	(29,725)	(23,153)
Accounts payable	(7,002)	119
Accrued expenses	(53,476)	(16,666)
Income tax	20,242	(20,656)
Deferred revenue	70,140	105,570
Other liabilities	2,528	1,600
Net cash provided by operating activities	334,284	374,974
Investing activities:
Capital expenditures on property and equipment	(69,038)	(51,036)
Acquisitions of businesses, net of cash acquired	(369,908)	—
Intangible assets acquired	—	(714)
Change in other assets	(339)	2,762
Settlements of forward contracts	2,419	1,309
Net cash used in investing activities	(436,866)	(47,679)
Financing activities:
Proceeds from borrowings	440,000	30,000
Repayment of borrowings	(153,263)	(348,086)
Excess tax benefit from stock-based compensation	5,193	10,327
Repurchases of common stock	(105,247)	(47,429)
Net cash provided by (used in) financing activities	186,683	(355,188)
Foreign exchange impact on cash balance	(11,378)	(9,476)
Net increase (decrease) in cash and cash equivalents	72,723	(37,369)
Cash and cash equivalents at the beginning of the period	153,156	258,367
Cash and cash equivalents at the end of the period	$225,879	$220,998

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three months ended May 31,		Percent change		Six months ended May 31,		Percent change
	2015	2014	Total	Organic	2015	2014	Total	Organic
Revenue by segment:
Americas	$401,881	$376,787	7%	1%	$767,962	$727,207	6%	1%
EMEA	136,630	138,847	(2)%	1%	263,677	265,708	(1)%	1%
APAC	52,896	52,374	1%	(2)%	106,029	99,551	7%	2%
Total revenue	$591,407	$568,008	4%	1%	$1,137,668	$1,092,466	4%	1%

Revenue by transaction type:
Subscription	$459,681	$426,346	8%	5%	$907,488	$843,720	8%	6%
Non-subscription	131,726	141,662	(7)%	(12)%	230,180	248,746	(7)%	(13)%
Total revenue	$591,407	$568,008	4%	1%	$1,137,668	$1,092,466	4%	1%

Revenue by product category:
Resources	$234,673	$243,876	(4)%	(4)%	$452,242	$461,370	(2)%	(2)%
Industrials	220,536	181,346	22%	8%	417,126	353,069	18%	7%
Horizontal products	136,198	142,786	(5)%	(1)%	268,300	278,027	(3)%	(1)%
Total revenue	$591,407	$568,008	4%	1%	$1,137,668	$1,092,466	4%	1%

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2015	2014	2015	2014
Net income	$50,952	$55,492	$90,472	$87,914
Interest income	(180)	(235)	(340)	(486)
Interest expense	17,454	14,610	34,448	29,855
Provision for income taxes	14,703	16,906	23,775	25,144
Depreciation	22,259	16,090	43,172	31,880
Amortization related to acquired intangible assets	36,651	33,052	71,657	66,899
EBITDA (1)(6)	$141,839	$135,915	$263,184	$241,206
Stock-based compensation expense	34,344	36,032	67,834	79,996
Restructuring charges	7,369	860	21,653	4,035
Acquisition-related costs	301	77	477	1,017
Impairment of assets	1,243	—	1,243	—
Loss (gain) on sale of assets	—	(151)	—	2,654
Adjusted EBITDA (2)(6)	$185,096	$172,733	$354,391	$328,908

	Three months ended May 31,		Six months ended May 31,
	2015	2014	2015	2014
Net income	$50,952	$55,492	$90,472	$87,914
Stock-based compensation expense	34,344	36,032	67,834	79,996
Amortization related to acquired intangible assets	36,651	33,052	71,657	66,899
Restructuring charges	7,369	860	21,653	4,035
Acquisition-related costs	301	77	477	1,017
Impairment of assets	1,243	—	1,243	—
Loss (gain) on sale of assets	—	(151)	—	2,654
Income tax effect on adjusting items	(27,139)	(24,511)	(55,650)	(53,733)
Adjusted net income (3)	$103,721	$100,851	$197,686	$188,782
Adjusted EPS (4)(6)	$1.50	$1.47	$2.85	$2.75
Weighted average shares used in computing Adjusted EPS	69,111	68,697	69,258	68,730

	Three months ended May 31,		Six months ended May 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$146,246	$221,113	$334,284	$374,974
Capital expenditures on property and equipment	(30,226)	(26,426)	(69,038)	(51,036)
Free cash flow (5)(6)	$116,020	$194,687	$265,246	$323,938

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended May 31, 2015
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$86,200	$31,775	$13,743	$(48,789)	$82,929
Adjustments:
Stock-based compensation expense	—	—	—	34,344	34,344
Depreciation and amortization	49,408	6,257	1,314	1,931	58,910
Restructuring charges	6,693	510	166	—	7,369
Acquisition-related costs	218	83	—	—	301
Impairment of assets	—	1,243	—	—	1,243
Adjusted EBITDA	$142,519	$39,868	$15,223	$(12,514)	$185,096

	Three months ended May 31, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$93,587	$34,465	$12,938	$(54,217)	$86,773
Adjustments:
Stock-based compensation expense	—	—	—	36,032	36,032
Depreciation and amortization	41,395	5,314	475	1,958	49,142
Restructuring charges	87	656	117	—	860
Acquisition-related costs	277	(200)	—	—	77
Gain on sale of assets	(151)	—	—	—	(151)
Adjusted EBITDA	$135,195	$40,235	$13,530	$(16,227)	$172,733

	Six months ended May 31, 2015
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$159,541	$56,948	$24,597	$(92,731)	$148,355
Adjustments:
Stock-based compensation expense	—	—	—	67,834	67,834
Depreciation and amortization	95,502	12,534	2,913	3,880	114,829
Restructuring charges	16,056	4,486	1,111	—	21,653
Acquisition-related costs	394	83	—	—	477
Impairment of assets	—	1,243	—	—	1,243
Adjusted EBITDA	$271,493	$75,294	$28,621	$(21,017)	$354,391

	Six months ended May 31, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$171,197	$59,060	$23,000	$(110,830)	$142,427
Adjustments:
Stock-based compensation expense	—	—	—	79,996	79,996
Depreciation and amortization	82,568	11,105	1,088	4,018	98,779
Restructuring charges	1,772	1,941	322	—	4,035
Acquisition-related costs	696	321	—	—	1,017
Loss on sale of assets	2,654	—	—	—	2,654
Adjusted EBITDA	$258,887	$72,427	$24,410	$(26,816)	$328,908

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.